INVESTAR®

NASDAQ: ISTR

Q4 2023 Investor Presentation

Cautionary Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Investar's current views with respect to, among other things, future events and financial performance. Investar generally identifies forward-looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words.

Any forward-looking statements contained in this presentation are based on the historical performance of Investar and its subsidiaries or on Investar's current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by Investar that the future plans, estimates or expectations by Investar will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to Investar's operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if Investar's underlying assumptions prove to be incorrect, Investar's actual results may vary materially from those indicated in these statements. Investar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events: (1) the significant risks and uncertainties for our business, results of operations and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements caused by business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate; (2) changes in inflation, interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing; (3) our ability to successfully execute our near-term strategy to pivot from primarily a growth strategy to a strategy primarily focused on consistent, quality earnings through the optimization of our balance sheet, and our ability to successfully execute a long-term growth strategy; (4) our ability to achieve organic loan and deposit growth, and the composition of that growth; (5) our ability to identify and enter into agreements to combine with attractive acquisition candidates, finance acquisitions, complete acquisitions after definitive agreements are entered into, and successfully integrate and grow acquired operations; (6) our adoption on January 1, 2023 of ASU 2016-13, and inaccuracy of the assumptions and estimates we make in establishing reserves for credit losses and other estimates; (7) changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (8) a reduction in liquidity, including as a result of a reduction in the amount of deposits we hold or other sources of liquidity, which may be caused by, among other things, disruptions in the banking industry similar to those that occurred in early 2023 that caused bank depositors to move uninsured deposits to other banks or alternative investments outside the banking industry; (9) changes in the quality and composition of, and changes in unrealized losses in, our investment portfolio, including whether we may have to sell securities before their recovery of amortized cost basis and realize losses; (10) the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally; (11) our dependence on our management team, and our ability to attract and retain qualified personnel; (12) the concentration of our business within our geographic areas of operation in Louisiana, Texas and Alabama; (13) increasing costs of complying with new and potential future regulations; (14) new or increasing geopolitical tensions, including resulting from wars in Ukraine and Israel and surrounding areas; (15) the emergence or worsening of widespread public health challenges or pandemics including COVID-19; (16) concentration of credit exposure; (17) any deterioration in asset quality and higher loan charge-offs, and the time and effort necessary to resolve problem assets; (18) fluctuations in the price of oil and natural gas; (19) data processing system failures and errors; (20) risks associated with our digital transformation process, including increased risks of cyberattacks and other security breaches and challenges associated with addressing the increased prevalence of artificial intelligence; (21) risks of losses resulting from increased fraud attacks against us and others in the financial services industry; (22) potential impairment of our goodwill and other intangible assets; and (23) hurricanes, tropical storms, tropical depressions, floods, winter storms, droughts and other adverse weather events, all of which have affected Investar's market areas from time to time; other natural disasters; oil spills and other man-made disasters; acts of terrorism; other international or domestic calamities; acts of God; and other matters beyond our control.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Part I Item 1A. "Risk Factors" and in the "Special Note Regarding Forward-Looking Statements" in Part II Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Investar's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the "SEC") and in Part II Item 1A. "Risk Factors" in Investar's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC.

Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include "tangible common equity," "tangible assets," "tangible equity to tangible assets," "tangible book value per common share," "core noninterest income," "core earnings before noninterest expense," "core noninterest expense," "core earnings before income tax expense," "core income tax expense," "core earnings," "core efficiency ratio," "core return on average assets," "core basic earnings per share," and "core diluted earnings per share." Management believes these non-GAAP financial measures provide information useful to investors in understanding Investar's financial results, and Investar believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting Investar's business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Investar strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. Reconciliation of the non-GAAP financial measures disclosed in this presentation to the comparable GAAP financial measures are included in the appendix.

Our Company

Investar Holding Corp. is the Bank Holding Company for Investar Bank

- Headquartered in Baton Rouge, LA
- Founded in 2006
- Full service, commercially-oriented community bank
- 28 branches across Alabama, Louisiana and Texas
- Initial public offering and Nasdaq listing in 2014
- Completed 7 whole bank acquisitions and 1 branch transaction
- 41 consecutive quarters of dividends paid; 9 consecutive years of dividend growth

Mission

Investar is a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served



2023 Overview

Managing Through Volatility

- After seven rate hikes during 2022, the Federal Reserve continued its tightening cycle with four additional rate hikes in 2023, raising the target rate to 5.25% to 5.50%. We have continued to remain focused on consistently optimizing loan, deposit and other funding options.
- In response to disruptions in the banking industry in the first quarter of 2023, we formed an internal task force that met frequently to review our liquidity position and sources and took steps to inform our customers about our financial position, liquidity and insured deposit products.

Balance Sheet Optimization

- Pivoted from a growth strategy to a focus on consistent, quality earnings and disciplined capital allocation.
- Acquired variable-rate, commercial and industrial revolving lines of credit with an unpaid principal balance totaling $163 million and commitments totaling $238 million.
- Made the strategic decision to exit the consumer mortgage origination business to transition into shorter duration, higher risk-adjusted return asset classes.

Controlling Non-Interest Expense

- Exhibited our ability to control expenses and continued to make progress towards our strategic priorities including optimization of the branch network and digital initiatives.
- Significant efficiency initiatives executed in 2023:
  - Completed the sale of our two South Texas branches
  - Consolidated one branch in our Louisiana market
  - Ceased operation of 14 ATMs

Credit Quality

- Increased focus on underwriting high quality credits that are less susceptible to effects from a potential economic downturn and continued to de-risk the portfolio by proactively exiting credit relationships that do not fit this strategy.
- Transitioned to CECL as of January 1, 2023; Robust ACL at 1.38% of total loans as of December 31, 2023.
- As a result of our diligent workout process, we reached resolution on two relationships, resulting in net recoveries of $2.4 million during the second quarter of 2023 and interest recoveries of $1.1 million during the fourth quarter of 2023.

Capital

- Remained well-capitalized
- Stockholders' equity increased $11.0 million, or 5.1%, to $226.8 million at December 31, 2023 compared to December 31, 2022.

Shareholder Return

- We repurchased 222,448 shares of our common stock during 2023 at an average price of $13.47 per share, which represents a discount to tangible book value of 29% as of December 31, 2023.
- In July 2023, the Board of Directors authorized an additional 350,000 shares for repurchase under our stock repurchase program.
- Increased dividends by 8% to $0.395 per share for 2023 from $0.365 per share for 2022.

Execution of Strategic Initiatives – 4th Quarter 2023

Balance Sheet Optimization and Capital

- As we look forward into 2024, we are continuing to focus on consistent, quality earnings through the optimization and right-sizing of the balance sheet. This will allow for repayment of higher cost borrowings with cash flows from loan and investment security maturities.
- During the 4th quarter, we completed the purchase of the approximately $127 million second tranche of the previously announced acquisition of approximately $163 million of revolving lines of credit. The loans are variable-rate and short-term in nature. The transaction is accretive to our core financial metrics, immediately increasing expected per share returns to our stockholders.
- Variable-rate loans as a percentage of total loans was 27% at December 31, 2023 compared to 22% at September 30, 2023.
- Remained focused on building capital levels through organic earnings coupled with strategic management of the balance sheet, including disciplined pace of share repurchases.

Credit Quality and Resolution

- During the 4th quarter, due to our diligent workout process, we reached final resolution on a nonperforming oil and gas relationship and recognized an interest recovery of $1.1 million.
- Nonaccrual loans have declined by $27.0 million to $5.8 million since the 3rd quarter of 2021. Nonperforming assets to total assets remained strong at 0.36% at December 31, 2023 and September 30, 2023. The allowance for credit losses to nonperforming loans was 529.3% at December 31, 2023 compared to 534.1% at September 30, 2023.
- We continued to originate high quality loans and allow higher risk credit relationships to run off.

Expense Control and Efficiency

- Despite inflationary pressures and growth in our total assets, we reduced 2023 year to date core noninterest expense by approximately $0.6 million to $61.8 million from $62.4 million in 2022.[1]
- Our digital transformation and optimization of our physical branch and ATM footprint progressed as we consolidated another branch in our Alabama market in January 2024.

[1] *Non-GAAP financial measure; please see appendix for additional details*

Financial Overview – 4th Quarter 2023

Highlights

- Recorded quarterly net income of $3.5 million in the 4th quarter.
- Total revenues, or interest and noninterest income, for the 4th quarter totaled $38.4 million, an increase of $3.6 million, or 10.4%, compared to the 3rd quarter.
- Repurchased 31,766 shares during the 4th quarter at an average price of $10.43 and 222,448 shares during 2023 at an average price of $13.47.

Liquidity

- Total deposits increased $46.3 million, or 2.1%, at December 31, 2023 to $2.26 billion compared to $2.21 billion at September 30, 2023.
- Utilized the Federal Reserve's Bank Term Funding Program ("BTFP") to secure fixed rate funding for up to a one-year term and reduced short-term FHLB advances, which are priced daily. The Bank utilized this source of funding due to its lower rate, the ability to prepay the obligations without penalty, and as a means to lock in funding.
- Refinanced all of our borrowings under the BTFP at a lower rate.

Loans and Credit Quality

- Total loans increased $107.6 million, or 5.1%, to $2.21 billion at December 31, 2023 compared to $2.10 billion at September 30, 2023.
- Completed the previously announced loan purchase agreement to acquire commercial and industrial revolving lines of credit with an unpaid principal balance of $163 million in two tranches and closed the $127 million second tranche in the 4th quarter.
- Excluding the tranche of revolving lines of credit purchased in the fourth quarter of 2023, total loans decreased $19.4 million, or 0.9%, to $2.08 billion at December 31, 2023, compared to $2.10 billion at September 30, 2023 consistent with our strategy to optimize the balance sheet.
- Nonperforming loans were 0.26% of total loans at December 31, 2023 compared to 0.27% of total loans at September 30, 2023.

4th Quarter Results		
Balance Sheet (in millions)		
Assets	$	2,815
Net Loans	$	2,180
Deposits	$	2,256
Equity	$	227
Holding Company Capital		
TCE/TA[1]		6.65%
Tier 1 Leverage Capital		8.35%
Common Equity Tier 1 Capital		9.51%
Tier 1 Capital		9.90%
Total Capital		12.99%
Profitability (dollars in thousands)		
Net Interest Margin		2.72%
ROAA		0.50%
ROAE		6.61%
Net Income	$	3,538
Pre-Tax, Pre-Provision Income[1]	$	4,806
Per Share Information		
Tangible Book Value[1]	$	18.92
Earnings (Diluted)	$	0.36
Dividends	$	0.10

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

Leadership Team



John J. D'Angelo, President and Chief Executive Officer

Mr. D'Angelo has been the President and Chief Executive Officer of the Company since our organization as a bank holding company in 2013. He has also served as the Bank's President and Chief Executive Officer since its organization in 2006. Prior to Investar Bank's organization, Mr. D'Angelo was manager of the private banking, small business banking, construction lending, brokerage and trust areas of Hibernia National Bank (the predecessor to Capital One Bank, N.A.) for more than six years in the East Baton Rouge Parish, Louisiana, market. From 1996 to 2005, Mr. D'Angelo was president and director of Aegis Lending Corporation, a company with lending operations in 46 states and the District of Columbia.



John R. Campbell, Executive VP and Chief Financial Officer

Mr. Campbell joined the Bank in January 2023 as the Chief Financial Officer. Prior to joining the Bank, he served as the Director of Accounting and Corporate Controller for Laitram LLC, a global manufacturing company. Prior to joining Laitram LLC in 2005, Mr. Campbell served in corporate treasury, accounting and financial reporting, portfolio management, and lending roles for Hibernia National Bank for over ten years. Mr. Campbell also spent four years as an auditor with Ernst & Young LLP serving both public and privately-held clients in a variety of industries, including financial services. He has a Bachelor of Science in Finance from Louisiana State University and is a licensed Certified Public Accountant.



Jeffrey W. Martin, Executive VP and Chief Credit Officer

Mr. Martin joined the Bank in April 2020 as the Business Banking Director. In October 2021, he assumed the role of Chief Credit Officer. Prior to joining the Bank, he served as a Commercial Banking Executive for Regions Bank. He has over 30 years of banking experience, including senior roles in credit risk management, special assets, business development strategy and commercial banking.



Linda M. Crochet, Executive VP and Chief Operating Officer

Ms. Crochet joined the Bank in January 2019 as the Greater Baton Rouge Loan Portfolio President. In October 2021, she assumed the role of Chief Operations Officer of the Company and the Bank. Prior to joining the Bank, Ms. Crochet served as Senior Director of Credit Process and Technology within the Credit Risk Management department of Capital One Bank from 2005 to 2018. Ms. Crochet also spent 21 years at Hibernia National Bank, which was acquired by Capital One Bank in 2005, in various roles that include credit underwriting, credit policy, lending, and investor relations.

Corporate Culture

VALUES

Integrity
Neighborly
Visionary
Empowerment
Star Service
Team Focused
Accountable
Responsive

MISSION

INVESTAR IS
a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served

Creating Shareholder Value

Tangible Book Value Per Share[1]



6.2% TBV / Share (Ex. AOCI)[1]
GROWTH CAGR[2]
2018 – 2023
TBV per Share[1] ($)
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$17.13
$17.46
$18.79
$18.62
$19.89
$19.72
$19.20
$19.08
$17.43
$22.37
$18.92
$23.55
2018
2019
2020
2021
2022
2023
TBV/Share
TBV/Share (excl. AOCI)

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

[2] *Abbreviation for Compound Annual Growth Rate – for the period beginning December 31, 2018 and ending December 31, 2023*

Dividend History



$0.45
$0.40
$0.35
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$-
34% CAGR
2014[1]
2015
2016
2017
2018
2019
2020
2021
2022
2023

[1] Annualized based on 3rd quarter 2014 dividend of $0.0068 plus 4th quarter 2014 dividend of $0.007

Recent GAAP Earnings Performance

Net Income ($000)



$8,898
$3,812
$6,547
$2,781
$3,538
2022Q4
2023Q1
2023Q2
2023Q3
2023Q4

Earnings Per Share (Diluted)



$0.88
$0.38
$0.67
$0.28
$0.36
2022Q4
2023Q1
2023Q2
2023Q3
2023Q4

ROAA (%)



1.32
0.57
0.96
0.40
0.50
2022Q4
2023Q1
2023Q2
2023Q3
2023Q4

Net Interest Margin (%)



3.50
3.13
2.82
2.66
2.72
2022Q4
2023Q1
2023Q2
2023Q3
2023Q4

Recent Core Earnings Performance

Core Earnings ($000)[1]


$6,219
$5,123
$6,616
$3,259
$3,835
2022Q4
2023Q1
2023Q2
2023Q3
2023Q4

Core Earnings Per Share (Diluted)[1]


$0.62
$0.51
$0.67
$0.33
$0.39
2022Q4
2023Q1
2023Q2
2023Q3
2023Q4

Core ROAA (%)[1]


0.92
0.76
0.97
0.47
0.54
2022Q4
2023Q1
2023Q2
2023Q3
2023Q4

Core Efficiency Ratio (%)[1]


63.35
69.89
74.21
79.98
74.85
2022Q4
2023Q1
2023Q2
2023Q3
2023Q4

INVESTAR HOLDING CORPORATION

[1] Non-GAAP financial measure; please see the appendix for additional details

Returns to Shareholders

Shares Repurchased (%)[1]



1.39%
3.79%
5.89%
3.39%
5.02%
2.25%
2018
2019
2020
2021
2022
2023

- In July 2023, the Board of Directors authorized an additional 350,000 shares for repurchase under our stock repurchase program.
- Repurchased 31,766 shares during the 4th quarter at an average price of $10.43 and 222,448 shares year to date at an average price of $13.47.
- QTD and YTD purchases represent discounts to tangible book value of 45% and 29%, respectively, as of December 31, 2023.

Dollars Returned to Shareholders ($000)



$4,836
$1,468
$3,368
$10,493
$2,167
$8,326
$13,798
$2,686
$11,112
$10,015
$3,090
$6,925
$14,092
$3,552
$10,540
$6,870
$3,844
$3,026
2018
2019
2020
2021
2022
2023
Cash Paid to Repurchase Shares
Dividends Paid on Common Stock

- Since the inception of the stock repurchase program in 2015, the Company has paid $47.7 million to repurchase 2,535,734 shares at an average price of $18.82.
- The repurchase program is complemented by our ongoing quarterly shareholder dividend, which has increased at 34% per annum since our initial public offering to $0.10 per share.

INVESTAR HOLDING CORPORATION

[1] *Represents shares repurchased in period stated divided by common shares outstanding at prior period end.*

Continued Execution of Acquisition Strategy

Investar Has Completed 7 Whole Bank Acquisitions and 1 Branch Transaction


2011
South LA
Business Bank (LA)
2013
First Community
Bank (LA)
2017
BOJ Bancshares (LA)
2017
Citizens
Bancshares (LA)
2019
Mainland Bank (TX)
2019
Bank of York (AL)
2020
PlainsCapital Bank
Branches (TX)
2021
Cheaha Financial
Group (AL)
Total Assets:
$2.8 Billion

INVESTAR
HOLDING CORPORATION

Investment Portfolio – 4th Quarter Update

Available-for-Sale (Dollars in thousands)	Book Value	Gain (Loss)	Fair Value
U.S. Governmental Securities	$ 20,383	$ (340)	$ 20,043
State and Political Subdivisions	18,768	(2,065)	16,703
Corporate Bonds	30,097	(3,741)	26,356
Residential Mortgage-backed Securities	274,950	(42,905)	232,045
Commercial Mortgage-backed Securities	75,085	(8,314)	66,771
Total	$ 419,283	$ (57,365)	$ 361,918

Available-for-Sale Portfolio Characteristics	
Weighted average modified duration	5.7 years
Current tax-equivalent yield	2.80%

Held-to-Maturity (Dollars in thousands)	Book Value	Gain (Loss)	Fair Value
Residential Mortgage-backed Securities	$ 2,309	$ (191)	$ 2,118
State and Political Subdivisions	18,163	232	18,395
Total	$ 20,472	$ 41	$ 20,513

Held-to-Maturity Portfolio Characteristics	
Weighted average modified duration	7.1 years
Current tax-equivalent yield	5.09%

Total Effective Duration: 5.8 years


Commercial Mortgage-backed Securities 18%
Residential Mortgage-backed Securities 64%
U.S. Governmental Securities 6%
State and Political Subdivisions 5%
Corporate Bonds 7%


Residential Mortgage-backed Securities 10%
State and Political Subdivisions 90%

Investment Portfolio – Principal Cash Flows

~$82 Million Maturing by Q4 '25



$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
20%
15%
10%
5%
0%
$9.0
$10.3
$9.1
$8.8
$11.4
$14.1
$10.1
$9.5
2%
4%
6%
8%
11%
14%
17%
19%
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Cashflow ($ in millions)
Cumulative Principal Return (%)

Loan Portfolio – 4th Quarter Update

- Loan yield improved to 5.93% for the 4th quarter compared to 5.53% for the 3rd quarter.
- Total loans increased $107.6 million, or 5.1%, to $2.21 billion at December 31, 2023, compared to $2.10 billion at September 30, 2023.
- During the 3rd quarter, we entered into an agreement to acquire commercial and industrial loans with an unpaid principal balance of $163 million.
  - The purchase of the first tranche of approximately $36 million was completed in the 3rd quarter.
  - The purchase of the second tranche of approximately $127 million was completed in the 4th quarter.
- Increase in the business lending portfolio compared to September 30, 2023 is primarily driven by the purchase of commercial and industrial revolving lines of credit and loan growth in owner-occupied commercial real estate as we remain focused on relationship banking and our strategy to optimize the mix of the portfolio.


Consumer 0.5%
Commercial & Industrial 24.6%
Construction & Development 8.6%
1-4 Family Residential 18.7%
Nonowner-Occupied Commercial Real Estate 22.1%
Owner-Occupied Commercial Real Estate 20.3%
Multifamily 4.8%
Farmland 0.4%

As of December 31, 2023

	Loan Portfolio Detail - Quarterly Lookback							
(Dollars in thousands)	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Construction & Development	$ 201,221	$ 214,543	$ 220,609	$ 201,633	$ 210,274	$ 197,850	$ 211,390	$ 190,371
1-4 Family Residential	367,520	380,028	391,857	401,377	401,329	414,380	415,162	413,786
Multifamily	52,500	56,491	57,306	81,812	80,980	80,424	102,974	105,946
Farmland	18,296	15,676	14,202	12,877	10,731	8,434	8,259	7,651
Owner-Occupied Commercial Real Estate	436,763	440,714	445,671	445,148	433,585	441,393	440,208	449,610
Nonowner-Occupied Commercial Real Estate	471,447	451,108	464,520	513,095	533,572	530,820	501,649	488,098
Commercial & Industrial	314,093	343,355	397,759	435,093	425,093	399,488	411,290	543,421
Consumer	15,603	14,480	13,753	13,732	13,480	12,074	12,090	11,736
Total Loans	$ 1,877,444	$ 1,916,395	$ 2,005,677	$ 2,104,767	$ 2,109,044	$ 2,084,863	$ 2,103,022	$ 2,210,619

INVESTAR HOLDING CORPORATION

CRE Portfolio Overview


Farmland
1%
Healthcare
9%
Warehouse
6%
Wholesale Trade
5%
Multi-family
10%
Office
10%
Retail
15%
Professional, Manufacturing & Other
44%
$1.1B

Portfolio Characteristics December 31, 2023	
% of Total Portfolio	47.6%
Owner-Occupied as % of CRE Portfolio	42.8%
Nonowner-Occupied Office as a % of Total Portfolio	4.7%
Average Loan Size	$926K

INVESTAR HOLDING CORPORATION

Note: CRE portfolio is inclusive of multifamily and farmland loans

C&I Portfolio Overview

By Collateral Type


Attorney Cases
9%
Other
10%
Unsecured
5%
Equipment
11%
Cash/Brokerage Secured
9%
Marine
12%
Accounts Receivable
44%
$439M

By Industry


Transportation & Warehousing
13%
Professional (Scientific & Tech)
11%
Other
24%
Construction
6%
Real Estate
3%
Finance & Insurance
43%
$439M

Portfolio Characteristics December 31, 2023	
% of Total Portfolio	19.9%
Average Loan Size	$127K

Note: C&I portfolio excludes public finance loans

Construction & Development Portfolio Overview



$190M
1-4 Family Development/Builder Lots 12%
1-4 Family Construction - Consumer 4%
1-4 Family Construction - Builder 27%
Lot/Raw Land - Consumer 3%
Multifamily 1%
Commercial Land & Construction 53%

Portfolio Characteristics December 31, 2023	
% of Total Portfolio	8.6%
Average Loan Size	$562K

Consumer Portfolio Overview



Unsecured
13%
Miscellaneous
1%
Auto
27%
$12M
CD/Savings Secured
45%
Recreational
14%

Portfolio Characteristics December 31, 2023	
% of Total Portfolio	0.5%
Average Loan Size	$10K

INVESTAR HOLDING CORPORATION

Note: Since exiting the indirect auto loan origination business at the end of 2015, the Bank has experienced decreased loan sales and has ceased originations of consumer loans held for sale.

Allowance for Credit Losses

Allowance for Credit Losses / Total Loans (%)



0.63
1.09
1.11
1.16
1.38
2019Y
2020Y
2021Y
2022Y
2023Y

	For the Year Ended				
(Dollars in thousands)	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023
Allowance for Credit Losses					
Allowance for Credit Losses - Beginning	$ 9,454	$ 10,700	$ 20,363	$ 20,859	$ 24,364
ASC Topic 326 adoption impact[1]	-	-	-	-	5,865
Provision for credit losses on loans	1,908	11,160	22,885	2,922	(1,964)
Charge-offs & Adj.	(800)	(1,754)	(22,636)	(633)	(742)
Recoveries	138	257	247	1,216	3,017
Allowance for Credit Losses - Ending	$ 10,700	$ 20,363	$ 20,859	$ 24,364	$ 30,540

INVESTAR HOLDING CORPORATION

[1] Investar adopted the Current Expected Credit Loss accounting standard on January 1, 2023. Upon adoption, Investar recorded a one-time, cumulative effect adjustment to increase the allowance for credit losses by $5.9 million and reduce retained earnings, net of tax, by $4.3 million.

Asset Quality Trends

Nonperforming Assets ($000s)


$12,018
$6,361
$11,131
$10,013
$10,207
2022Q4
2023Q1
2023Q2
2023Q3
2023Q4

NPAs / Assets (%)


0.44
0.23
0.40
0.36
0.36
2022Q4
2023Q1
2023Q2
2023Q3
2023Q4

Net Charge-offs / Avg. Loans (%)


0.00
0.01
(0.11)
(0.01)
0.00
2022Q4
2023Q1
2023Q2
2023Q3
2023Q4

Reserves / NPLs (%)


214.9
535.6
429.6
534.1
529.3
2022Q4
2023Q1
2023Q2
2023Q3
2023Q4

Deposit Portfolio

- Total deposits increased $46.3 million, or 2.1%, to $2.26 billion at December 31, 2023, compared to $2.21 billion at September 30, 2023.
- Beginning in the fourth quarter of 2022, management utilized brokered time deposits, entirely in denominations of less than $250,000, to secure fixed cost funding and reduce short-term borrowings. The remaining weighted average duration of brokered time deposits is approximately 12 months with a weighted average rate of 5.18%.
- We utilized shorter term brokered time deposits, which were laddered to provide flexibility, to fund a portion of the purchase of commercial and industrial revolving lines of credit.

Deposit Mix at December 31, 2023



Interest-bearing Demand 21.7%
Money Market 8.0%
Savings 6.1%
Brokered Time 11.9%
Noninterest-bearing Demand 19.9%
Time 32.4%

	Deposit Composition - Quarterly Lookback								
(Dollars in thousands)	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Noninterest-bearing Demand	$ 585,465	$ 614,416	$ 615,779	$ 590,610	$ 580,741	$ 508,241	$ 488,311	$ 459,519	$ 448,752
Interest-bearing Demand	650,868	710,914	647,277	624,025	565,598	538,515	514,501	482,706	489,604
Money Market	255,501	276,112	243,795	251,213	208,596	180,402	158,984	186,478	179,366
Savings	180,837	182,532	176,760	167,131	155,176	137,336	125,442	131,743	137,606
Brokered Time	-	-	-	-	9,990	146,270	153,365	197,747	269,102
Time	447,595	402,030	379,059	419,704	562,264	634,883	740,250	751,240	731,297
Total Deposits	$ 2,120,266	$ 2,186,004	$ 2,062,670	$ 2,052,683	$ 2,082,365	$ 2,145,647	$ 2,180,853	$ 2,209,433	$ 2,255,727
Total Deposit Interest Rate[1]	**0.22%**	**0.18%**	**0.17%**	**0.25%**	**0.58%**	**1.20%**	**1.78%**	**2.14%**	**2.54%**

[1] Non-GAAP financial measure; please see appendix for additional details

Non-Interest Expense



$1,786,469
$2,148,916
$2,321,181
$2,513,203
$2,753,807
$2,815,155
$41,882
$39,488
$48,168
$46,079
$57,131
$55,480
$63,062
$62,192
$60,865
$62,353
$62,630
$61,761
2018
2019
2020
2021
2022
2023
Non-interest expense (GAAP)
Core Non-interest expense[1]
Total Assets

[1] Non-GAAP financial measure; please see appendix for additional details

Financial Profile

(Dollars in thousands, except per share data)	As of December 31, 2019	2020	2021	2022	2023	For the Three Months Ended 3/31/2023	6/30/2023	9/30/2023	12/31/2023
Balance Sheet									
Total Assets	$ 2,148,916	$ 2,321,181	$ 2,513,203	$ 2,753,807	$ 2,815,155	$ 2,751,669	$ 2,753,674	$ 2,789,533	$ 2,815,155
Total Loans	$ 1,691,975	$ 1,860,318	$ 1,872,012	$ 2,104,767	$ 2,210,619	$ 2,109,044	$ 2,084,863	$ 2,103,022	$ 2,210,619
Total Deposits	$ 1,707,706	$ 1,887,824	$ 2,120,266	$ 2,082,365	$ 2,255,727	$ 2,145,647	$ 2,180,853	$ 2,209,433	$ 2,255,727
Loans/Deposits	99.08%	98.54%	88.29%	101.08%	98.00%	98.29%	95.60%	95.18%	98.00%
Capital									
TCA/ TA[1]	9.96%	9.22%	8.04%	6.37%	6.65%	6.48%	6.48%	6.05%	6.65%
Total Capital	15.02%	14.71%	12.99%	13.25%	12.99%	13.24%	13.49%	12.87%	12.99%
Tier 1 Capital	12.03%	11.36%	9.90%	10.21%	9.90%	10.06%	10.28%	9.79%	9.90%
Tier 1 Leverage Capital	10.45%	9.49%	8.12%	8.53%	8.35%	8.30%	8.45%	8.53%	8.35%
Profitability Measures									
Net Interest Margin	3.51%	3.49%	3.53%	3.67%	2.83%	3.13%	2.82%	2.66%	2.72%
Non Interest Income / Average Assets	0.31%	0.53%	0.47%	0.70%	0.24%	0.16%	0.30%	0.24%	0.25%
Non Interest Expense / Average Assets	2.44%	2.51%	2.45%	2.34%	2.27%	2.40%	2.22%	2.29%	2.17%
Efficiency Ratio	67.81%	66.72%	65.79%	56.29%	77.26%	76.12%	74.50%	82.56%	76.26%
ROAA	0.85%	0.61%	0.31%	1.37%	0.60%	0.57%	0.96%	0.40%	0.50%
ROAE	8.21%	5.77%	3.22%	15.63%	7.63%	7.04%	11.85%	5.01%	6.61%
Diluted Earnings Per Share	$ 1.66	$ 1.27	$ 0.76	$ 3.50	$ 1.69	$ 0.38	$ 0.67	$ 0.28	$ 0.36
Net Income	$ 16,839	$ 13,889	$ 8,000	$ 35,709	$ 16,678	$ 3,812	$ 6,547	$ 2,781	$ 3,538
Asset Quality									
NPAs / Assets	0.30%	0.62%	1.28%	0.44%	0.36%	0.23%	0.40%	0.36%	0.36%
NCOs / Avg Loans	0.04%	0.08%	1.18%	-0.03%	-0.11%	0.01%	-0.11%	-0.01%	0.00%

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

Appendix

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)	As of December 31, 2019	2020	2021	2022	2023	For the Three Months Ended 3/31/2023	6/30/2023	9/30/2023	12/31/2023
Tangible common equity:									
Total stockholders' equity	$ 241,976	$ 243,284	$ 242,598	$ 215,782	$ 226,768	$ 218,458	$ 218,357	$ 208,717	$ 226,768
Adjustments:									
Goodwill	(26,132)	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(4,903)	(4,088)	(3,948)	(3,059)	(2,232)	(2,776)	(2,589)	(2,408)	(2,232)
Tangible common equity	$ 210,941	$ 211,052	$ 198,562	$ 172,635	$ 184,448	$ 175,594	$ 175,680	$ 166,221	$ 184,448
AOCI	1,891	1,805	1,163	(48,913)	(45,147)	(44,250)	(49,165)	(60,452)	(45,147)
Tangible common equity excluding AOCI	$ 209,050	$ 209,247	$ 197,399	$ 221,548	$ 229,595	$ 219,844	$ 224,845	$ 226,673	$ 229,595
Common shares outstanding	11,228,775	10,608,829	10,343,494	9,901,847	9,748,067	9,900,648	9,831,145	9,779,688	9,748,067
Book value per common share	$ 21.55	$ 22.93	$ 23.45	$ 21.79	$ 23.26	$ 22.07	$ 22.20	$ 21.34	$ 23.26
Tangible book value per common share	$ 18.79	$ 19.89	$ 19.20	$ 17.43	$ 18.92	$ 17.74	$ 17.87	$ 17.00	$ 18.92
Tangible book value per common share excluding AOCI	$ 18.62	$ 19.72	$ 19.08	$ 22.37	$ 23.55	$ 22.21	$ 22.87	$ 23.18	$ 23.55
Tangible assets:									
Total assets	$ 2,148,916	$ 2,321,181	$ 2,513,203	$ 2,753,807	$ 2,815,155	$ 2,751,669	$ 2,753,674	$ 2,789,533	$ 2,815,155
Adjustments:									
Goodwill	(26,132)	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(4,903)	(4,088)	(3,948)	(3,059)	(2,232)	(2,776)	(2,589)	(2,408)	(2,232)
Tangible assets	$ 2,117,881	$ 2,288,949	$ 2,469,167	$ 2,710,660	$ 2,772,835	$ 2,708,805	$ 2,710,997	$ 2,747,037	$ 2,772,835
Total stockholders' equity to total assets ratio	11.26%	10.48%	9.65%	7.84%	8.06%	7.94%	7.93%	7.48%	8.06%
Tangible common equity to tangible assets ratio	9.96%	9.22%	8.04%	6.37%	6.65%	6.48%	6.48%	6.05%	6.65%

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	For the Three Months Ended 6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Net Income	$ 9,404	$ 7,304	$ 8,898	$ 3,812	$ 6,547	$ 2,781	$ 3,538
Plus: Provision for Credit Losses	941	1,162	1,268	388	(2,840)	(34)	486
Plus: Income Tax Expense	2,459	1,699	1,881	874	1,509	585	782
Pre-Tax, Pre-Provision Net Income	**$ 12,804**	**$ 10,165**	**$ 12,047**	**$ 5,074**	**$ 5,216**	**$ 3,332**	**$ 4,806**

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	For the Three Months Ended 12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Interest on Deposits	$ 1,217	$ 976	$ 907	$ 1,315	$ 3,052	$ 6,221	$ 9,534	$ 11,733	$ 14,584
Average Interest-Bearing Deposits	1,597,556	1,576,643	1,498,354	1,456,826	1,482,268	1,557,665	1,655,506	1,707,848	1,824,318
Average Noninterest-Bearing Deposits	603,162	586,556	611,618	612,777	590,020	550,503	490,123	462,525	454,893
Average Total Deposits	2,200,718	2,163,199	2,109,972	2,069,603	2,072,288	2,108,168	2,145,629	2,170,373	2,279,211
Total Deposit Interest Rate	**0.22%**	**0.18%**	**0.17%**	**0.25%**	**0.58%**	**1.20%**	**1.78%**	**2.14%**	**2.54%**

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	For the Three Months Ended 12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Net interest income	$ 22,519	$ 20,173	$ 18,387	$ 17,469	$ 18,491
Provision for credit losses	1,268	388	(2,840)	(34)	486
Net interest income after provision for credit losses	**$ 21,251**	**$ 19,785**	**$ 21,227**	**$ 17,503**	**$ 18,005**
Noninterest income	3,441	1,076	2,070	1,637	1,755
Loss on call or sale of investment securities, net	-	1	-	-	322
Loss on sale or disposition of fixed assets, net	67	859	58	367	39
(Gain) loss on sale of other real estate owned, net	(2)	142	(5)	(23)	-
Gain on sale of loans[1]	-	(75)	-	-	-
Change in the fair value of equity securities	(12)	4	107	(22)	(24)
Income from insurance proceeds[2]	(1,384)	-	-	-	-
Change in the net asset value of other investments[3]	44	33	(78)	105	(43)
Core noninterest income	**$ 2,154**	**$ 2,040**	**$ 2,152**	**$ 2,064**	**$ 2,049**
Core earnings before noninterest expense	23,405	21,825	23,379	19,567	20,054
Total noninterest expense	13,913	16,175	15,241	15,774	15,440
Severance[4]	(624)	-	-	(123)	-
Employee retention credit, net of consulting fees[5]	2,342	-	-	-	-
Divestiture expense[6]	-	(651)	-	-	-
Loan purchase expense[7]	-	-	-	(29)	(66)
Core noninterest expense	**$ 15,631**	**$ 15,524**	**$ 15,241**	**$ 15,622**	**$ 15,374**
Core earnings before income tax expense	**$ 7,774**	**$ 6,301**	**$ 8,138**	**$ 3,945**	**$ 4,680**
Core income tax expense[8]	1,555	1,178	1,522	686	847
Core earnings	**$ 6,219**	**$ 5,123**	**$ 6,616**	**$ 3,259**	**$ 3,833**

INVESTAR HOLDING CORPORATION

Non-GAAP Reconciliation (continued)

	For the Three Months Ended				
(Dollars in thousands, except per share data)	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Core basic earnings per common share	$ 0.63	$ 0.52	$ 0.67	$ 0.33	$ 0.39
Diluted earnings per common share (GAAP)	0.88	0.38	0.67	0.28	0.36
Loss on call or sale of investment securities, net	-	-	-	-	0.03
Loss on sale or disposition of fixed assets, net	0.01	0.07	-	0.03	-
(Gain) loss on sale of other real estate owned, net	-	0.01	-	-	-
Gain on sale of loans[1]	-	(0.01)	-	-	-
Change in the fair value of equity securities	-	-	0.01	-	-
Income from insurance proceeds[2]	(0.14)	-	-	-	-
Change in the net asset value of other investments[3]	-	-	(0.01)	0.01	-
Severance[4]	0.05	-	-	0.01	-
Employee retention credit, net of consulting fees[5]	(0.18)	-	-	-	-
Divestiture expense[6]	-	0.06	-	-	-
Loan purchase expense[7]	-	-	-	-	-
Core diluted earnings per common share	**$ 0.62**	**$ 0.51**	**$ 0.67**	**$ 0.33**	**$ 0.39**
Efficiency Ratio	53.59%	76.12%	74.50%	82.56%	76.26%
Core Efficiency Ratio	63.35%	69.89%	74.21%	79.98%	74.85%
Core return on average assets[9]	0.92%	0.76%	0.97%	0.47%	0.54%
Total average assets	$ 2,677,604	$ 2,735,823	$ 2,748,171	$ 2,736,358	$ 2,817,388

[1] Adjustment to noninterest income recorded upon completion of the sale of the Alice and Victoria branches for remaining discount on loans sold.

[2] Income from insurance proceeds represents nontaxable income related to an insurance policy for a former chief financial officer of the Company and the Bank.

[3] Change in net asset value of other investments represents unrealized gains or losses on Investar's investments in Small Business Investment Companies and other investment funds and is included in other operating income in the accompanying consolidated statements of income.

[4] Severance in the third quarter of 2023 is directly attributable to Investar's exit from its consumer mortgage origination business, consisting of salaries and employee benefits. Severance in the fourth quarter of 2022 represents a comprehensive severance package for a former chief financial officer of the Company and the Bank.

[5] Employee retention credit represents a broad based refundable payroll tax credit that incentivized businesses to retain employees on the payroll during the COVID-19 pandemic.

[6] Adjustments to noninterest expenses directly attributable to the sale of the Alice and Victoria, Texas branch locations, consisting of $0.4 million of occupancy expense to terminate the remaining contractually obligated lease payments, $0.1 million of salaries and employee benefits for severance, $0.1 million of professional fees for legal and consulting services, and $0.1 million of depreciation and amortization to accelerate the amortization of the remaining core deposit intangible.

[7] Adjustments to noninterest expense directly attributable to the purchase of loans, consisting of professional fees for legal and consulting services.

[8] Core income tax expense is calculated using the effective tax rates of 18.1%, 17.4%, 18.7%, and 18.7% for the quarters ended December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023, respectively. Core income tax expense for the quarter ended December 31, 2022 is calculated using an effective tax rate of 20.0%, which is adjusted to account for the exclusion of the income from insurance proceeds, which is nontaxable income, from the calculation of core earnings.

[9] Core earnings used in calculation. No adjustments were made to average assets.

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	2018	2019	2020	2021	2022	2023
Total noninterest expense	$ 41,882	$ 48,168	$ 57,131	$ 63,062	$ 60,865	$ 62,630
Severance	(293)	-	(289)	(181)	(632)	(123)
Loan purchase expense	-	-	-	-	-	(95)
Acquisition expense	(1,445)	(2,089)	(1,062)	(2,448)	-	-
Employee retention credit, net of consulting fees	-	-	-	1,759	2,342	-
Loss on early extinguishment of subordinated debt	-	-	-	-	(222)	-
Divestiture expense	-	-	-	-	-	(651)
PPP incentive	-	-	(200)	-	-	-
Community grant	-	-	(100)	-	-	-
Write down of other real estate owned	(567)	-	-	-	-	-
Non-routine legal expense	(89)	-	-	-	-	-
Core noninterest expense	**$ 39,488**	**$ 46,079**	**$ 55,480**	**$ 62,192**	**$ 62,353**	**$ 61,761**